CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-62418.



ARTHUR ANDERSEN LLP

Los Angeles, California
March 27, 2002